                           CONTACT: RIA MARIE CARLSON
                                    VP, PUBLIC & INVESTOR RELATIONS
                                    (323) 932-4096


FOR IMMEDIATE RELEASE


                        EQUITY MARKETING REPORTS RECORD
                       FIRST QUARTER REVENUES AND EARNINGS

         LOS ANGELES, April 20, 2000 - Equity Marketing, Inc. (Nasdaq: EMAK) announced today that revenues, income and earnings per share for the first quarter ended March 31, 2000 were higher than any previous first quarter in the company's history.

         Revenues for the three-month period were $43.5 million, a 58 percent increase over the $27.5 million in revenues posted in the first quarter of 1999. Net income for the quarter was $1.3 million, or $0.20 per diluted share, versus a loss of $265,000 (or a loss of $0.04 per diluted share) posted in the first quarter of 1999.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter increased 488 percent, to $2.7 million, or $0.42 per diluted share, compared to $462,000, or $0.07 per diluted share, in 1999. EBITDA will be an important measure of Equity's earnings performance going forward, as the company pursues the growth initiatives funded by the private equity investment from Crown Capital Group, according to Equity's Chairman and Chief Executive Officer Don Kurz.

         "This is the seventh consecutive quarter of record-breaking revenues, and I'm pleased to see the momentum continue as all business units are performing well," Mr. Kurz said. "Driving the results this quarter was a 65 percent increase in sales from our promotions business, which represented 92 percent of total revenues, coupled with our continued management of expenses. Expenses for the quarter consumed 19 percent of revenues, compared to 26 percent a year ago."

         Net income for the quarter includes a net charge of $227,000 (net of tax effects), or $0.04 per diluted share, to reflect a discount for the time value of money relating to the sale of January 2000 receivables owed to the company by AmeriServe Food Distribution, Inc., which filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code on January 31, 2000. As announced on February 24, 2000, the company sold all of its pre-petition AmeriServe receivables in exchange for a two-year, non-interest-bearing note and the assumption of certain contractual obligations owed by Equity.


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FUTURE OUTLOOK

          "Looking ahead," continued Mr. Kurz, "our objective is to be a global leader in the $85 billion, high-growth marketing services business. We believe our growth initiatives, fueled by organic expansion and acquisitions, will lead to more diversified earnings and a powerful portfolio of sales and brand-building services."

         Mr. Kurz added: "We are in discussions with several companies in the marketing services and Internet marketing industries and plan to announce an acquisition before the end of the third quarter. We are targeting companies with 20 percent historical revenue growth, positive cash flow, complementary skills and an established clientele. Our overriding goal is to diversify our revenue and earnings mix and build shareholder value by investing in businesses that generate high cash returns."

         As announced on March 29, 2000, Crown Capital Group will invest up to $40 million in the company in exchange for convertible preferred stock and warrants to purchase convertible preferred stock. The preferred shares and warrants, when converted into common stock at $14.75, $16.00 and $18.00 per share, represent approximately a 24 percent ownership in the company after giving effect to the assumed future exercise of all currently outstanding employees' and directors' stock options. The company intends to use the Crown investment to fund growth initiatives. Depending on the use of proceeds and other factors, the Crown investment may be dilutive to earnings per share in 2000 because of an estimated higher share count.

         Equity Marketing, Inc. is a leading marketing services company, providing a wide range of custom promotional programs that build sales and brand awareness for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, Exxon / Mobil, Sunoco, Inc., CVS/pharmacy and others. The company is also a developer and marketer of distinctive, branded consumer products that complement its core promotions business and are based on trademarks it owns or classic licensed properties. More information about Equity Marketing is available on the company's web site at www.equity-marketing.com.

         CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL POSITION IN 2000 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; AND THE POTENTIAL NEGATIVE IMPACT OF FUTURE ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY


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RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY
BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO
REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.

         WHILE MANY IN THE FINANCIAL COMMUNITY CONSIDER EBITDA TO BE AN IMPORTANT MEASURE OF COMPARATIVE OPERATING PERFORMANCE, IT SHOULD BE CONSIDERED IN ADDITION TO, BUT NOT AS A SUBSTITUTE FOR OR SUPERIOR TO, OPERATING INCOME, NET EARNINGS, CASH FLOW AND OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.


                                 (tables follow)


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                             EQUITY MARKETING, INC.
                   Condensed Consolidated Statements of Income
                 (In thousands, except share and per share data)

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31
                                                                                     (UNAUDITED)
                                                                               2000               1999
                                                                          ----------------   ----------------
Revenues                                                                        $  43,477          $  27,457
Cost of sales                                                                      33,203             20,545
                                                                          ----------------   ----------------
    Gross profit                                                                   10,274              6,912

Operating expenses:
  Salaries, wages and benefits                                                      3,401              3,471
  Selling, general and administrative                                               4,819              3,660
                                                                          ----------------   ----------------
    Total operating expenses                                                        8,220              7,131

    Income (loss) from operations                                                   2,054              (219)

Other income (expense)                                                                 85              (222)
                                                                          ----------------   ----------------
    Income (loss) before provision for income taxes                                 2,139              (441)

Provision (benefit) for income taxes                                                  845              (176)
                                                                          ----------------   ----------------
    Net income (loss)                                                            $  1,294            $ (265)
                                                                          ================   ================

Basic income (loss) per share
      Earnings (loss) per share                                                  $   0.21          $  (0.04)
                                                                          ================   ================
      Weighted average shares outstanding                                       6,236,718          6,210,497
                                                                          ================   ================

Diluted income (loss) per share

      Earnings (loss) per share                                                  $   0.20          $  (0.04)
                                                                          ================   ================
      Weighted average shares outstanding                                       6,473,471          6,210,497
                                                                          ================   ================


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                             EQUITY MARKETING, INC.

                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                                         March 31,             December 31,
ASSETS                                                                                      2000                   1999
                                                                                     -------------------    -------------------
                                                                                        (UNAUDITED)
Cash and cash equivalents                                                                      $  1,169               $  7,131
Accounts receivable, net                                                                         26,883                 37,385
Note receivable, current portion                                                                  7,780                  5,024
Inventory                                                                                        21,326                  8,742
Prepaids and other current assets                                                                 6,323                  5,696
                                                                                     -------------------    -------------------
   CURRENT ASSETS                                                                                63,481                 63,978
Fixed assets, net                                                                                 4,667                  4,907
Intangibles assets, net                                                                          21,892                 21,846
Note receivable, long-term portion                                                                6,311                  5,491
Other assets                                                                                        956                  1,022
                                                                                     -------------------    -------------------
   TOTAL ASSETS                                                                               $  97,307              $  97,244
                                                                                     ===================    ===================

LIABILITIES AND                                                                          March 31,             December 31,
   STOCKHOLDERS' EQUITY                                                                     2000                   1999
                                                                                     -------------------    -------------------
Short-term debt                                                                                $  4,500              $  12,500
Accounts payable                                                                                 24,516                 21,726
Accrued liabilities                                                                              11,818                 18,707
                                                                                     -------------------    -------------------
   CURRENT LIABILITIES                                                                           40,834                 52,933
Long-term liabilities                                                                             2,214                  2,286
                                                                                     -------------------    -------------------
   TOTAL LIABILITIES                                                                             43,048                 55,219

Mandatory redeemable preferred stock                                                              8,942                     --

Stockholders' equity                                                                             45,317                 42,025
                                                                                     -------------------    -------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $  97,307              $  97,244
                                                                                     ===================    ===================


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